                                                                  EXHIBIT 10.28

THE INFORMATION BELOW MARKED (*) OR (***) HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTIONS HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

===============================================================================



                                   VERIO INC.

                              INVESTMENT AGREEMENT

                                  APRIL 7, 1998


===============================================================================

                                TABLE OF CONTENTS

                                                                           PAGE
1.       COMPANY BOARD OF DIRECTORS; OBSERVERS...............................1

         1.1      Board Designee.............................................1

         1.2      Nomination to Company Board................................2

         1.3      Observer Rights............................................2

         1.4      Committee Rights...........................................2

         1.5      Eligible Individuals; Confidentiality......................3

         1.6      Vacancies..................................................3

2.       STANDSTILL COVENANT; VOTING OF SECURITIES...........................4

         2.1      Standstill Agreement.......................................4

         2.2      Exceptions.................................................7

         2.3      Notice of Acquisition; Compliance..........................8

         2.4      Voting.....................................................9

         2.5      Consultation...............................................9

3.       TRANSFER RESTRICTIONS...............................................9

         3.1      Prohibited Transfers.......................................9

         3.2      Compliance with Law.......................................11

         3.3      Right of First Offer and Right of First Refusal...........12

4.       REGISTRATION RIGHTS................................................15

         4.1      Certain Definitions.......................................15

         4.2      Demand Registration Rights................................15

         4.3      Piggyback Registration....................................18

         4.4      Obligations of the Company................................20

         4.5      Certain Holder Obligations................................23

         4.6      Expenses of Registration..................................24

         4.7      Delay of Registration.....................................24

         4.8      Indemnification...........................................24

         4.9      Assignment of Registration Rights.........................27

         4.10     Termination of Registration Rights........................27

         4.11     Rule 144..................................................28

         4.12     No Conflicting Agreements.................................28

         4.13     Remedies..................................................28

5.       DESIGNATED EMPLOYEES...............................................28

         5.1      Right to Designate........................................28

         5.2      Access to Information; Confidentiality....................29

         5.3      Status of Designated Employees; Expenses..................29

         5.4      Purpose of Designated Employees...........................29

6.       RESTRICTIVE LEGEND.................................................30

         6.1      Legend....................................................30

         6.2      Stop Transfer Order.......................................30

         6.3      Removal of Legends........................................30

7.       CONFIDENTIAL TREATMENT OF CONFIDENTIAL INFORMATION.................31

         7.1      Protection of Confidential Information....................31

         7.2      Return of Confidential Information........................32

         7.3      Equitable Remedies........................................32

8.       OTHER AGREEMENTS...................................................32

         8.1      Nonsolicitation...........................................32

         8.2      Further Assurances........................................32

9.       TERMINATION........................................................33

         9.1      Termination...............................................33

         9.2      Effect of Termination.....................................33

10.      SUCCESSORS AND ASSIGNS.............................................33

         10.1     Successors and Assigns....................................33

         10.2     Novation..................................................33

         10.3     Guarantee.................................................34

         10.4     Certain Waivers and Authorizations........................35

11.      MISCELLANEOUS......................................................37

         11.1     Interpretation............................................37

         11.2     Fees and Expenses.........................................38

         11.3     Governing Law; Jurisdiction and Venue; Waiver of Jury
                  Trial.....................................................38

         11.4     Specific Enforcement......................................39

         11.5     No Third Party Beneficiaries..............................39

         11.6     Entire Agreement..........................................39

         11.7     Severability..............................................39

         11.8     Amendment and Waiver......................................39

         11.9     Relationship of the Parties...............................40

         11.10    Notices...................................................40

         11.11    Counterparts..............................................41

         11.12    Attorneys' Fees...........................................41

                                                                   EXHIBIT 10.28

THE INFORMATION BELOW MARKED (*) OR (***) HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTIONS HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

                              INVESTMENT AGREEMENT

     This Investment Agreement (this "Agreement") is entered into as of April 7, 1998, by and between VERIO INC., a Delaware corporation (the "Company"), and NIPPON TELEGRAPH AND TELEPHONE CORPORATION, a Japanese corporation (the "Purchaser").

     WHEREAS, pursuant to a Stock Purchase and Master Strategic Relationship Agreement dated of even date herewith between the Company and the Purchaser (the "Master Agreement"), the Purchaser has agreed to purchase, and the Company has agreed to sell to the Purchaser, shares of the Common Stock of the Company, par value $0.001 per share (the "Common Stock"), such purchase and sale to take place concurrently with the Company's initial public offering;

     WHEREAS, the parties hereto desire to set forth certain terms and conditions applicable to, among other things, the acquisition, ownership and disposition of Common Stock and securities (including, without limitation, options, warrants, convertible or exchangeable securities or indebtedness, and other rights) convertible into, exchangeable for or exercisable for, directly or indirectly, Common Stock (whether at the time of issue or upon the passage of time or the occurrence of some future event) (collectively, "Company Securities"); and

     WHEREAS, terms used herein without definition shall have the respective meanings given them in the Master Agreement;

     NOW, THEREFORE, in consideration of the mutual promises and covenants herein, the parties hereto, intending to be legally bound, agree as follows:

1.   COMPANY BOARD OF DIRECTORS; OBSERVERS.

     1.1   BOARD DESIGNEE.

           (a) The Company shall take all corporate action necessary to appoint to the Board of Directors of the Company (the "Company Board"), promptly upon the closing of the purchase and sale to the Purchaser of Company Securities pursuant to the Master Agreement (the "Closing"), an individual designated by the Purchaser (such person, the "Purchaser Board Designee"). The Purchaser Board Designee shall have an initial term on the Company Board ending at the third annual stockholder meeting following the Closing (a "Class III Director"), and thereafter shall be subject to election by the Company's stockholders.

           (b) The Purchaser Board Designee shall be entitled to serve as a member of the Company Board through the expiration of the initial term specified in the preceding paragraph (a) so long as the Purchaser and its Affiliates collectively shall own beneficially either (i) at least (*) percent ((*)%) of the aggregate Company Securities purchased by the Purchaser at the time of the IPO pursuant to the Master Agreement (including shares of Common Stock issuable upon the conversion of any shares of Junior

Preferred Stock purchased by the Purchaser pursuant to the Master Agreement, and adjusted as appropriate for any subsequent stock split or reverse stock split or other similar action) or (ii) at least five percent (5%) of the Diluted Common Stock (the amount in clause (i) or (ii) above, the "Ownership Threshold"). If at any time during such initial term the Purchaser and its Affiliates collectively shall cease to own beneficially Company Securities at least equal to the Ownership Threshold, the Purchaser shall, upon the request of the Company, cause the Purchaser Board Designee to resign from the Company Board.

     1.2 NOMINATION TO COMPANY BOARD.

     Following the expiration of the initial term of the Purchaser Board Designee as provided in Section 1.1(a) above, until such time as the Purchaser and its Affiliates collectively no longer beneficially own Company Securities at least equal to the Ownership Threshold, the Company shall take all corporate action necessary to nominate for election to the Company Board as a Class III Director an individual appointed by the Purchaser (the "Purchaser Board Nominee"), and to recommend to the Company stockholders the Purchaser Board Nominee's election to the Company Board as a Class III Director.

     1.3 OBSERVER RIGHTS.

     From and after the Closing, until such time as the Purchaser and its Affiliates collectively no longer beneficially own Company Securities at least equal to the Ownership Threshold, the Purchaser shall have the right to appoint an observer (the "Purchaser Board Observer"), who shall have observer rights at meetings of the Company Board, provided, that the Company Board shall have the right to keep confidential from the Purchaser Board Observer for such period of time as the Company Board deems reasonable any information and copies of written materials the Company is required by law or agreement with a third party to keep confidential.

     1.4   COMMITTEE RIGHTS.

     (a) From and after the Closing, until such time as the Purchaser and its Affiliates collectively no longer beneficially own Company Securities at least equal to the Ownership Threshold, the Company shall, at the request of the Purchaser, cause to be appointed to the executive committee of the Company Board (the "Executive Committee") the Purchaser Board Designee or any Purchaser Board Nominee elected to the Company Board pursuant to Section 1.2 above, provided, that, notwithstanding the foregoing, the Company shall not be required to cause such appointment unless and until, and then only for so long as, (i) the Executive Committee is delegated by the Company Board final decision-making authority (which, for the purpose of clarification, shall not include any decisions which require subsequent ratification by the Company Board) with respect to material matters affecting the Company (other than matters listed on Schedule 1 hereto), or (ii) the Company appoints and there continues to be as a member of the Executive Committee more than a single individual who is not an employee of the Company or the Chairman of the Company Board.

     (b) From and after the Closing, during any period during which the Purchaser would be entitled to appoint an individual to the Executive Committee but for the operation of the proviso in paragraph (a) above, the Purchaser shall have the right to appoint an observer (the "Purchaser Executive Committee Observer"), who shall have observer rights at meetings of the Executive Committee, provided, that the Executive Committee shall have the right to keep confidential from the Purchaser Executive Committee Observer for such period of time as the Executive Committee deems reasonable any information and copies of written materials the Company is required by law or agreement with a third party to keep confidential.

     1.5 ELIGIBLE INDIVIDUALS; CONFIDENTIALITY.

     The Purchaser Board Designee, the Purchaser Board Nominee, the Purchaser Board Observer and the Purchaser Executive Committee Observer shall not be employees of the Company, provided, that the Purchaser Executive Committee Observer may be the Designated Employee with the rank of Assistant Vice President. Each such individual, as a condition to his or her appointment or nomination, or prior to attending any meeting of the Company Board or any committee thereof, shall execute a confidentiality agreement in form and substance satisfactory to the Company that is generally executed by other similarly situated members of the Company Board or, if there are no such other members, a confidentiality agreement in form and substance reasonably satisfactory to the Company. In addition, each such individual shall be subject to the procedures for the protection of certain information of the Company, as set forth in Exhibit B hereto, provided, that such procedures are generally applicable to other similarly situated members of the Company Board. For purposes of this Section 1.5, a "similarly situated" member of the Board shall be a member that (i) is not an employee of the Company and (ii) was appointed or elected to the Company Board as the designee of a holder of at least five percent (5%) of the Diluted Common Stock that maintains a strategic relationship with the Company.

     1.6 VACANCIES.

     In the event that the Purchaser Board Designee or any Purchaser Board Nominee ceases to serve as a member of the Company Board during such individual's term of office for any reason and at such time the Purchaser would have the right to a designation hereunder if an election for the resulting vacancy were to be held, the director to fill such vacancy shall be designated by the Purchaser, subject to the requirements provided herein for any such designee.

2.  STANDSTILL COVENANT; VOTING OF SECURITIES.

     2.1   STANDSTILL AGREEMENT.

           (a) During the period commencing on the date hereof and ending on the fifth anniversary of the Closing Date (the "Standstill Period"), except as (i) specifically permitted by this Agreement or (ii) specifically requested in writing in advance by the Company upon the approval of the Company Board (without any prior solicitation or request (or other act encouraging the delivery of such a writing) having been made to the Company or the Company Board or otherwise having been publicly made), the Purchaser shall not, and shall ensure that its Affiliates do not, in any manner, directly or indirectly:

                  (i) acquire, or offer or agree to acquire, or make any proposal or indicate any interest with respect to the acquisition of, directly or indirectly, by purchase or otherwise, any material amount of the assets or property of, any amounts of the Voting Securities of, or any material amounts of the securities (other than Voting Securities) of the Company or any of its successors or Controlled Affiliates, except, if applicable, for any shares of Common Stock that may be issuable upon the conversion of any shares of Junior Preferred Stock purchased by the Purchaser pursuant to the Master Agreement or otherwise as permitted pursuant to this Agreement, provided, that the foregoing limitation shall not prohibit the acquisition of securities of the Company or any of its successors or Controlled Affiliates issued as dividends or as a result of stock splits and similar reclassifications of shares held by the Purchaser or any of its Affiliates at the time of such dividend, split or reclassification;

                  (ii) solicit proxies or consents or become a "participant" in a "solicitation" (as such terms are defined or used in Regulation 14A under the Exchange Act) of proxies or consents with respect to any Voting Securities of the Company or any of its successors or Controlled Affiliates, or initiate or become a participant in any stockholder proposal or "election contest" (as such term is defined or used in Rule 14a-11 under the Exchange Act) with respect to the Company or any of its successors or Controlled Affiliates or induce others to initiate the same, or otherwise seek to advise or influence any Person with respect to the voting of any Voting Securities of the Company or any of its successors or Controlled Affiliates;

                  (iii) take any action for the purpose of calling a stockholders' meeting of the Company or any of its successors or Controlled Affiliates;

                  (iv) make any proposal or any public announcement relating to, or submit to the Company or any of its directors, officers, representatives, trustees, employees, attorneys, advisors, agents or Affiliates any proposal for, a tender or exchange offer for Voting Securities of the Company or any of its successors or Controlled Affiliates, the acquisition of Voting Securities of the Company that would result in the Purchaser (together with its Affiliates) exceeding the Percentage Limitation or a merger, business combination, sale of assets, liquidation, restructuring, recapitalization or other extraordinary corporate transaction relating to the Company or any of its successors or Controlled Affiliates (other than with respect to joint ventures, licenses, transactions contemplated by the Outside Service Provider Agreement or other transactions in the ordinary course of business) or take any action that might require the Company or any of its successors or Controlled Affiliates to make any public announcement regarding any of the foregoing, provided that nothing set forth in this
     Section 2.1(a)(iv) shall prohibit or restrict the Purchaser or any of its Affiliates from soliciting, offering, seeking to effect and negotiating with any Person with respect to Transfers of Company Securities otherwise permitted by this Agreement, and provided, further, that in so doing, the Purchaser may, and may permit its Affiliates to, make any statement required by applicable law, including without limitation, the amendment of any statement on Schedule 13D under the Exchange Act;

                  (v) deposit Voting Securities of the Company or any of its successors or Controlled Affiliates held by it into a voting trust or subject any such securities to voting agreements (except for this Agreement and except for any such agreement among the Purchaser and any or all of its Affiliates who may hold such securities), or grant any proxy with respect to any such securities to any person not designated by the Company;

                  (vi) except to the extent contemplated by this Agreement, form, join or in any way participate in a "group" (within the meaning of Section 13(d)(3) of the Exchange Act) (except an arrangement solely among the Purchaser and any or all of its Affiliates who may hold Voting Securities of the Company or any of its successors or Controlled Affiliates) for the purpose of acquiring, holding, voting or disposing of Voting Securities of the Company or any of its successors or Controlled Affiliates or taking any other actions restricted or prohibited under clauses (i) through (v) above;

                  (vii) disclose to any Person any intention, plan or arrangement inconsistent with the foregoing;

                  (viii) advise, assist or encourage any other Person in connection with any of the foregoing;

                  (ix) enter into any discussions, negotiations, arrangements or understandings with any other Person with respect to, or aid, abet or encourage any action prohibited by, any of the foregoing;

                  (x) make (publicly or to the Company or any of its directors, officers, representatives, trustees, employees, attorneys, advisors, agents, Affiliates or security holders, directly or indirectly) any request or proposal to amend, waive or terminate any provision of this Section 2 or any inquiry or statement relating thereto; or

                  (xi) act, alone or in concert with others, to seek to control or influence in any material respect the management or policies of the Company (beyond the actions of the Purchaser Board Designee or any Purchaser Board Nominee in his or her role as such and while serving as a member of the Company Board or the actions of the Designated Employees in their roles as such and while serving in such capacity).

     References in this Section 2.1 to the "acquisition" of securities, or any derivation of such term, shall include, without limitation, any acquisitions deemed to be purchases for purposes of Section 16 of the Securities Act.

            (b) Notwithstanding the provisions of Section 2.1(a), from and after the date six months following the Closing, the Purchaser or its Affiliates may acquire Voting Securities of the Company through open market and privately negotiated purchases or otherwise if, and only to the extent that, after the acquisition thereof the Purchaser and its Affiliates collectively would beneficially own in the aggregate no more than seventeen and one-half percent (17.5%) of the Diluted Common Stock (such percentage limitation being the "Percentage Limitation"). For purposes of clarification, the parties agree that under no circumstances shall the Purchaser or any of its Affiliates, prior to the date six months following the Closing, acquire any securities of the Company in any manner, other than the Company Securities purchased pursuant to the Master Agreement.

           (c) The Percentage Limitation shall not be exceeded in violation of
Section 2.1(b) or any other provision of this Agreement if the percentage of Diluted Common Stock beneficially owned by the Purchaser and its Affiliates collectively is increased as a result of corporate action taken solely by the Company and not caused by any action taken by the Purchaser or any of its Affiliates, provided, that neither the Purchaser nor any of its Affiliates shall thereafter acquire beneficial ownership of any additional Company Securities unless such acquisition would not result in the Purchaser and its Affiliates beneficially owning Company Securities in excess of the Percentage Limitation.

           (d) Nothing contained in this Section 2 shall be deemed to (i) restrict the manner in which the Purchaser Board Designee or any Purchaser Board Nominee elected to the Company Board may participate in deliberations or discussions of the Company Board or individual consultations with the Chairman of the Board or any other members of the Company Board, so long as such actions do not otherwise violate any provision of Section 2.1(a), (ii) prohibit or restrict the Purchaser or any of its Affiliates from soliciting, offering, seeking to effect and negotiating with any Person with respect to Transfers of Company Securities otherwise permitted by this Agreement, (iii) prohibit or restrict the Purchaser or any of its Affiliates from exercising any registration rights pursuant to Section 4 of this Agreement or (iv) prohibit or restrict any Designated Employees from acquiring securities of the Company or any of its Controlled Affiliates pursuant to stock plans or other employee benefit plans of the Company or any of its Controlled Affiliates (which securities shall not be deemed to be acquired by Affiliates of the Company).

     2.2 EXCEPTIONS.

     Notwithstanding anything in Section 2.1 to the contrary:

           (a) In the event (i) the Company publicly announces or invites any Person other than the Purchaser to make a proposal, or elects to enter into negotiations, with respect to, or (ii) the Company Board adopts a plan or program regarding (whether or not publicly announced), any merger, consolidation or other business combination, liquidation or recapitalization of the Company, or any sale or transfer of all or substantially all of the assets of the Company or any sale or transfer of Voting Securities of the Company that, if consummated, would constitute a Change of Control, then the Purchaser and its Affiliates shall be permitted to participate in any such process on terms that are substantially comparable to those made available to any other participant in such process.

           (b) In the event of any agreement between the Company and any other Person or group pursuant to which, if consummated, a Change of Control would occur (any such event being an "Acquisition Event"), the restrictions of Section
2.1 shall lapse and have no further force and effect, provided, that in the event that the transactions contemplated in connection with the Acquisition Event are not completed, all restrictions contained in Section 2.1 shall be reinstated upon two (2) Business Days' written notice to the Purchaser and shall remain effective until subsequently terminated pursuant to this Agreement. The Purchaser and its Affiliates shall be entitled to retain any Company Securities purchased by them following such termination but prior to such reinstatement, provided, that such Company Securities shall be subject to all of the provisions of this Agreement, and provided, further, that all subsequent acquisitions of Company Securities by the Purchaser or any of its Affiliates must be in complete compliance with all provisions of this Agreement, including, without limitation,
Section 2.1(b) hereof.

           (c) In the event any Person or group shall commence a tender offer or exchange offer which, if successful, would result in a Change of Control (a "Third Party Offer"), and the bidder has financing or financial commitments from responsible financial institutions sufficient to finance the cash portion of such Third Party Offer, then the restrictions of Section 2.1 shall lapse and have no further force and effect so long as such Third Party Offer remains in effect, provided, that in the event the Third Party Offer is not completed, all restrictions contained in Section 2.1 shall be reinstated upon two (2) Business Days' written notice to the Purchaser and shall remain effective until subsequently terminated pursuant to this Agreement. The Purchaser and its Affiliates shall be entitled to retain any Company Securities purchased by them following such termination but prior to such reinstatement, provided, that such Company Securities shall be subject to all of the provisions of this Agreement, and provided, further, that all subsequent acquisitions of Company Securities by the Purchaser or any of its Affiliates

THE INFORMATION BELOW MARKED (*) OR (***) HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTIONS HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.

must be in complete compliance with all provisions of this Agreement, including without limitation, Section 2.1(b) hereof.

           (d) For purposes of this Section 2, a "Change of Control" shall be deemed to have occurred with respect to the Company if:

                  (i) any "person," as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, a Controlled Affiliate of the Company, any trustee or other fiduciary holding securities under any compensatory benefit plan of the Company or an Affiliate of the Company, or any entity owned directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company), is or becomes the beneficial owner, directly or indirectly, of Voting Securities representing more than (*) percent ((*)%) of the Company's then outstanding Voting Securities;

                  (ii) a merger or consolidation of the Company with any other corporation which is not a Controlled Affiliate of the Company is consummated, other than a merger that would result in the Voting Securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than (*) percent ((*)%) of the combined voting power of the Voting Securities of the Company (or the comparable voting securities of such surviving entity) outstanding immediately after such merger or consolidation, provided, that a merger or consolidation effected to implement a recapitalization of the Company or such Affiliate (or similar transaction) in which no person acquires more than (*) percent ((*)%) of the combined voting power of the Company's then outstanding Voting Securities shall not constitute a "Change of Control" of the Company; or

                  (iii) the sale or disposition by the Company of all or substantially all of the Company's assets, other than to a Controlled Affiliate of the Company, is consummated.

           (e) Nothing in this Section 2 shall prohibit or restrict the Purchaser from purchasing Company Securities from the Company on the Closing Date as contemplated by Section 1.1 of the Master Agreement.

     2.3   NOTICE OF ACQUISITION; COMPLIANCE.

           (a) At all times prior to the termination of the restrictions of
Section 2.1 above, prior to any time that the Purchaser or any of its Affiliates wishes to purchase additional Company Securities, the Purchaser will give the Company written notice of such intention at least two (2) Business Days prior to the date the Purchaser or any such Affiliate purchases or agrees to purchase any such securities.

           (b) The Purchaser shall not, and shall ensure that its Affiliates do not, make any purchase or other acquisition of Company Securities other than in compliance with all Requirements of Law.

     2.4   VOTING.

     At all times prior to the termination or lapsing of the restrictions of
Section 2.1 above, the Purchaser shall take all action as may be required so that all Voting Securities of the Company owned by the Purchaser and its Affiliates are voted (i) with respect to elections of members of the Board of Directors, for the Company Board's nominees to the Company Board, and (ii) with respect to all other matters to be voted on by stockholders, either (A) in accordance with the recommendations of the Company Board, or (B) for or against any such matter in the same proportion as the shares owned by all other stockholders (excluding the Purchaser and each of its Affiliates that is a stockholder of the Company) are voted with respect to such matters. The Purchaser and all Affiliates of the Purchaser owning any such securities shall be present, in person or by proxy, at all meetings of stockholders of the Company so that all such securities owned by the Purchaser and any such Affiliate may be counted for the purposes of determining the presence of a quorum at such meeting.

     2.5 CONSULTATION.

     Notwithstanding anything in this Agreement to the contrary, (i) legal counsel for the Purchaser at all times shall have the right to confer with legal counsel for the Company regarding the application of the provisions of this
Section 2, and (ii) the Purchaser Board Designee, the Purchaser Board Nominee, the Purchaser Board Observer and the Purchaser Executive Committee Observer (while serving in such positions) and any member of the Board of Directors or executive officer of the Purchaser may from time to time consult with the Chief Executive Officer of the Company regarding the ownership of Company Securities and other matters regarding the obligations of the Purchaser and its Affiliates under this Section 2, provided, that such consultations pursuant to clauses (i) and (ii) above shall not include any proposal regarding the acquisition of control of the Company, any proposal for any other action prohibited by this
Section 2 or any proposal for the amendment of this Section 2 in contemplation of any such acquisition or other action.

3.   TRANSFER RESTRICTIONS.

     3.1   PROHIBITED TRANSFERS.

           (a) In the case of the IPO and, if requested by any underwriter of the Common Stock, in the case of any other offering of securities of the Company registered under the Securities Act, the Purchaser shall not, and shall ensure that its Affiliates do not, directly or indirectly, sell, offer, pledge, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, warrant or right to purchase, or otherwise dispose of or transfer, or enter into any swap or other agreement

THE INFORMATION BELOW MARKED (*) OR (***) HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTIONS HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.


or any arrangement that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership in, any Company Securities held by it or them, during the period following the effective date of a registration statement of the Company filed under the Securities Act equal to (i) in the case of the IPO, six (6) months, or (ii) in the case of any other offering of securities of the Company registered under the Securities Act, ninety (90) days, except in either case for Company Securities included in such registration, provided that if directors and officers of the Company holding Common Stock generally are subject to hold-back restrictions of shorter duration, such shorter periods shall apply to the Purchaser and its Affiliates. If requested, the Purchaser shall enter, and shall ensure that all Affiliates of the Purchaser holding securities of the Company enter, into a lock-up agreement with the applicable underwriters that is consistent with the agreement in the preceding sentence.

           (b) Notwithstanding anything herein to the contrary, the Purchaser shall not, and shall ensure that its Affiliates do not, directly or indirectly, sell, pledge or otherwise dispose of (any such action, a "Transfer") any Company Securities to any of the following:

                  (i) except in accordance with Section 3.3 below, any Person specified in Schedule 2 attached hereto, or any Affiliate of any such Person, provided, that Schedule 2 may be revised or updated from time to time by the Company upon notice to the Purchaser to include additional Persons that are, or that the Company reasonably believes (based on the publicly announced intent or plan of such Person) are likely to become, competitors of the Company in the business of providing access to the Internet for business customers in the U.S., provided, that such Schedule 2 shall be updated or revised no more than semi-annually and shall not include at any time more than (*) ((*)) Persons; and

                  (ii) except in accordance with Section 3.3 below, any Person that following such Transfer would (alone or collectively with all Affiliates of such Person) beneficially own more than (*) percent ((*)%) of the outstanding Common Stock.

           (c) The Purchaser shall not, and shall ensure that its Affiliates do not, Transfer any Company Securities while there is pending, or otherwise Transfer any Company Securities in contemplation of, any Acquisition Proposal, unless such Acquisition Proposal has been recommended publicly by the Company Board to all Company stockholders, provided, that if the Company Board has not publicly recommended against such Acquisition Proposal within three (3) months of the later of (i) the initial public announcement thereof by the acquiror or
(ii) the formal presentation of such an Acquisition Proposal to the Company Board, then the restrictions of this Section 3.1(c) shall lapse and have no further force or effect, provided, further, that in the event such Acquisition Proposal is not completed, all restrictions contained in this Section 3.1(c) shall be reinstated upon two (2) Business Days' written notice to the Purchaser and shall remain effective until subsequently terminated pursuant to this Agreement. For purposes of this Agreement, "Acquisition Proposal" shall mean any

THE INFORMATION BELOW MARKED (*) OR (***) HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTIONS HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.


offer or agreement by a third party to acquire, or proposal or indication of interest with respect to the acquisition of (including any written or oral proposal to the Company Board or to any director, officer or shareholder of the Company or any public or other announcement of such a proposal or indication of interest), by purchase or otherwise, from any Person or group of Persons, capital stock of the Company representing in excess of (*) percent ((*)%) of the voting power of the Company or assets of the Company representing in excess of (*) percent ((*)%) of the assets or earning power of the Company and its Controlled Affiliates, taken as a whole, or direct or indirect rights or options to acquire (whether through purchase, exchange, conversion or otherwise) such capital stock, assets or earning power.

           (d) In order to enforce the foregoing covenants, the Company may impose stop transfer instructions with respect to all Purchaser Shares (and the shares or securities of every other person subject to the foregoing restriction) until the end of the applicable period for each such covenant.

           (e) Any purported Transfers in violation of this Section 3 shall be null and void.

           (f) Nothing in Section 3.1(a), 3.1(b) or 3.1(c) shall be deemed to restrict the Transfer of Company Securities by the Purchaser to any of its Affiliates or by any such Affiliate to the Purchaser or any other Affiliate of the Purchaser, provided, that all such Affiliates agree in writing to the reasonable satisfaction of the Company to be bound by the provisions of this Agreement.

    3.2    COMPLIANCE WITH LAW.

           (a) The Purchaser shall, and shall ensure that its Affiliates shall, observe and comply with the Securities Act, the Exchange Act and applicable state securities laws, and the rules and regulations promulgated under both, as each is now in effect and as each is from time to time amended, and all other Requirements of Law in connection with any permitted Transfer of Company Securities, including, without limitation, all Requirements of Law relating to the use of insider information or the trading of securities while in the possession of nonpublic information.

           (b) In furtherance of the foregoing, and in addition to the restrictions specified above, the Purchaser shall not, and shall ensure that its Affiliates do not, Transfer any Company Securities unless at such time at least one of the following is satisfied:

                  (i) a registration statement under the Securities Act covering the Company Securities proposed to be Transferred, describing the manner and terms of the proposed sale, transfer or other disposition, and containing a current prospectus, shall have been filed with the SEC and made effective under the Securities Act;

THE INFORMATION BELOW MARKED (*) OR (***) HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTIONS HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.


                  (ii) counsel representing the Purchaser, reasonably satisfactory to the Company, shall have advised the Company in a written opinion letter reasonably satisfactory to the Company and its counsel, and upon which the Company and its counsel may rely, that no registration under the Securities Act would be required in connection with the proposed Transfer; or

                  (iii) an authorized representative of the SEC shall have rendered written advice to the Purchaser (sought by the Purchaser or counsel to the Purchaser, with a copy thereof and of all other related communications delivered to the Company) to the effect that the SEC would take no action, or that the staff of the SEC would not recommend that the SEC take action, with respect to the proposed Transfer.

      3.3  RIGHT OF FIRST OFFER AND RIGHT OF FIRST REFUSAL.

           (a) In addition to the other restrictions provided in this Agreement, if the Purchaser desires to Transfer any Company Securities (other than to any Affiliate of the Purchaser), the Purchaser will give written notice to the Company of such intention to Transfer Company Securities (as used in this Section 3.3, the "Sale Notice"). The Sale Notice will describe either (i) if the Purchaser intends to Transfer Company Securities to any Person that (A) following such Transfer, would (alone or collectively with all Affiliates of such Person) beneficially own more than (*) percent ((*)%) of the outstanding Common Stock or (B) is listed on Schedule 2 hereto, as revised or updated from time to time in accordance with Section 3.1(b)(i) hereof (any such Transfer, a "Significant Transfer"), (1) the class and number of Company Securities to be transferred, (2) the minimum consideration for which the Purchaser will Transfer the securities, and (3) the proposed Transferee and, to the extent such information is reasonably available to the Purchaser, the amount of securities of the Company then held by such proposed Transferee, or (ii) in the case of all other proposed Transfers, the class and number of Company Securities to be Transferred. In the event the Transfer is being made pursuant to paragraph (f) below, the Sale Notice shall so state.

           (b) In the event the proposed transfer is not a Significant Transfer, the Company shall have the right, within (i) in the event the Market Price of the Company securities proposed to be Transferred is less than fifty million dollars ($50,000,000) (a "Small Sale"), fifteen (15) days, (ii) in the event the Market Price of the Company Securities proposed to be Transferred is fifty million dollars ($50,000,000) or more, but less than one hundred million dollars ($100,000,000) (a "Medium Sale"), thirty (30) days, and (iii) in the event the Market Price of the Company Securities proposed to be Transferred is one hundred million dollars ($100,000,000) or more (a "Large Sale"), sixty (60) days, in each case after the delivery of the Sale Notice, to offer to purchase all (but not less than all) of the Company Securities proposed to be Transferred, at a price determined by the Company in its sole discretion, by delivery to the Purchaser of a written notice (the "Right of First Offer Notice") stating the price offered by the Purchaser. The Purchaser shall have the right within five
(5) Business Days after the

THE INFORMATION BELOW MARKED (*) OR (***) HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTIONS HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.


delivery of the Right of First Offer Notice to accept such offer with respect to all (but not less than all) such shares by delivery of written notice to the Company.

           (c) In the event the proposed Transfer is a Significant Transfer, the Company shall have the right, within sixty (60) days after delivery of the Sale Notice, to elect to purchase all (but not less than all) of the Company Securities proposed to be so Transferred (the "Option Shares") on the same terms and subject to the same conditions as those specified in the Sale Notice, exercisable by delivery to the Purchaser of a written notice stating that the Company elects to purchase the Option Shares.

           (d) If the Purchaser accepts the Company's offer pursuant to paragraph (b) above, or the Company exercises its rights to purchase the Option Shares pursuant to paragraph (c) above, such purchase shall be consummated on a date selected by the Purchaser and agreed by the Company, provided, that the Company shall not be required to consummate such purchase prior to (i) (A) in the event the proposed sale is a Small Sale, thirty (30) days, (B) in the event the proposed sale is a Medium Sale, sixty (60) days, and (C) in the event the proposed sale is a Large Sale, ninety (90) days, in each case following the Purchaser's delivery of its acceptance notice to the Company, or (ii) in the case of a Significant Transfer, ninety (90) days after the Company's delivery of its election notice to the Purchaser. On such date, the Company shall pay to the Purchaser the purchase price according to the terms and conditions set forth in the Right of First Offer Notice or the Sale Notice, as the case may be, and the Purchaser shall deliver to the Company a certificate or certificates evidencing the shares so purchased, provided, that in the event of a Transfer in which the consideration for the Company Securities is property other than cash or instruments of indebtedness, the purchase price will be the fair market value of such property, as determined by an independent third-party appraiser appointed by the Company and approved by the Purchaser, in its reasonable discretion.

           (e) If and to the extent the Purchaser fails to accept the offer of the Company pursuant to paragraph (b) above, or the Company fails to exercise its right of first refusal pursuant to paragraph (c) above, the Purchaser may Transfer that number of shares specified in the Sale Notice (but no more and no less than such specified number) to any transferee permitted by the terms of this Agreement (and, in the case of a Significant Transfer, solely to the transferee specified in the Sale Notice), provided, that (i) such Transfer is completed within ninety (90) days after the expiration of such period; (ii) such Transfer is made at a price and upon terms no more favorable to the transferee than those specified in the Right of First Offer Notice or in the Sale Notice, as the case may be; and (iii) if the proposed Transfer would be a Transfer of (*) percent ((*)%) or more of the Diluted Common Stock, or would be to a Person that following such Transfer would beneficially own (*) percent ((*)%) or more of the Diluted Common Stock, the proposed transferee executes and delivers to the Company, prior to receipt of such shares, a written agreement in form and substance satisfactory to the Company to be bound by all the provisions of this
Section 3 and Section 6 hereof. In the event that the Purchaser has not Transferred such securities within such ninety (90) day period, the Purchaser shall not thereafter Transfer any of such

THE INFORMATION BELOW MARKED (*) OR (***) HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTIONS HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.


Company Securities without first complying with the procedures set forth in this Section 3.3.

           (f) Notwithstanding the foregoing, the rights of first offer and first refusal of the Company under this Section 3.3 shall not apply to: (i) any Transfer of Company Securities in a Public Distribution; (ii) any Transfer of Company Securities in a Rule 144 Transaction; (iii) any other Transfer of Company Securities effected on a nationally recognized securities exchange or the Nasdaq Stock Market, provided, that, to the knowledge of the Purchaser, no purchaser of such securities is purchasing more than one-half of one percent ((*)%) of the outstanding Common Stock in any such Transfer or will beneficially own more than (*) percent ((*)%) of the outstanding Common Stock as a result of such Transfer, or otherwise is purchasing such securities with the intent of gaining or exercising control over the Company; (iv) any Transfer of Company Securities pursuant to an Acquisition Transaction; or (v) any pledge of securities made pursuant to a bona fide loan transaction with a financial institution that creates a mere security interest, provided, that in the event of any such pledge, (A) the Purchaser shall inform the Company of such pledge prior to effecting it and (B) the pledgee shall execute and deliver to Company, prior to receipt of such securities, a written agreement in form and substance satisfactory to the Company to be bound by all the provisions of this Section 3 and Section 6 hereof, and provided, further, that the restrictions on other Transfers of Company Securities described herein shall continue in accordance with the terms hereof. For purposes of clarification, the obligation of a transferee of Company Securities to execute and deliver an agreement of the type specified in clause (iii) of paragraph (e) above shall not apply to any Transfers of Company Securities referred to in clauses (i), (ii), (iii) and (iv) of this paragraph (f).

           (g) The Company, at its sole discretion, may exercise its rights of first offer and first refusal as provided above either directly or through any other Entities, and may assign such right to any other Entities, provided, that the Company will guarantee the obligation of such Entities to purchase the Company Securities subject to the exercise of such rights.

           (h) For purposes of this Section 3.3, "Market Price" with respect to Company Securities shall mean (i) with respect to any Company Securities (or conversion equivalent) that are publicly traded, the average closing price per share or unit of such equity interest (or conversion equivalent) on the ten (10) consecutive trading days immediately preceding the date of determination, or
(ii) with respect to any Company Securities (or conversion equivalent) that are not publicly traded, the fair market value thereof as determined by a nationally recognized investment banking firm selected by the Purchaser subject to the reasonable consent of the Company.

           (i) The Purchaser shall ensure that any Affiliate of the Purchaser desiring to Transfer any Company Securities (other than to the Purchaser or any other Affiliate of the Purchaser) shall comply with the procedures described in this Section 3.3 as if it were the "Purchaser" hereunder. All proposed Transfers by the Purchaser and any of its Affiliates within any three (3) month period shall be deemed one Transfer for purposes of determining whether such proposed Transfers constitute a Significant Transfer or a Small, Medium or Large Sale.

4.   REGISTRATION RIGHTS.

     4.1   CERTAIN DEFINITIONS.

     As used in this Agreement, the following capitalized terms have the following meanings:

           (a) "Demand Registration" shall mean a registration requested by the Holders pursuant to Section 4.2 hereof.

           (b) "Holders" shall mean the Purchaser and any transferee of the Purchaser's rights under this Section 4 as permitted by the terms hereof.

           (c) "Registrable Securities" shall mean the Purchaser Shares, together with any securities issued or issuable by the Company in respect of any of such securities by way of a distribution or split or in connection with a combination or subdivision of such securities of the Company or a reclassification, recapitalization, merger, consolidation or other reorganization of the Company, provided, that as to any particular Registrable Securities, such securities shall cease to be Registrable Securities when:

                  (i) a registration statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of under such registration statement;

                  (ii) such securities shall have been transferred pursuant to Rule 144 promulgated under the Securities Act ("Rule 144");

                  (iii) such securities shall have been otherwise transferred or disposed of, and new certificates therefor not bearing a legend restricting further transfer shall have been delivered by the Company, and subsequent transfer or disposition of them shall not require their registration or qualification under the Securities Act or any similar state law then in force; or

                  (iv) such securities shall have ceased to be outstanding.

      4.2  DEMAND REGISTRATION RIGHTS.

           (a) If, after the first anniversary of the closing date of the IPO, the Company shall receive (i) a written request from the Holders of a majority of the Registrable Securities then outstanding that the Company file a registration statement under the Securities Act covering the registration of (A) at least twenty-five percent (25%) of the aggregate Registrable Securities purchased by the Purchaser pursuant to the Master Agreement or (B) Registrable Securities with an anticipated aggregate offering price, net of underwriting commissions and discounts, of at least twenty-five million dollars ($25,000,000) or (ii) if the Company is eligible to file a registration statement on Form S-3 under the Securities Act, a written request from any Holder or Holders of the Registrable Securities that the Company file a registration statement on Form S-3 under the Securities Act covering the registration of Registrable Securities with an anticipated aggregate offering price, net of underwriting discounts and commissions, in excess of fifteen million dollars ($15,000,000), then, in each case, the Company shall, subject to the limitations set forth in this Agreement, (y) promptly following receipt thereof, give written notice of such request to all Holders (the "Notice of Request for Registration") and (z) as soon as practicable, use its reasonable best efforts to effect such registration under the Securities Act covering all Registrable Securities which the Holders request to be registered by notice to the Company within thirty (30) days of the mailing of the Notice of Request for Registration by the Company.

           (b) If the Holders initiating the registration request hereunder ("Initiating Holders") intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as part of their request made pursuant to Section 4.2(a) and the Company shall include such information in the Notice of Request for Registration. The underwriter shall be selected by the Initiating Holders, subject to the consent of the Company to such underwriter and its form of underwriting agreement, which consent shall not be unreasonably withheld. In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. If any Holder disapproves of the terms of the underwriting, it may elect to withdraw therefrom by written notice to the Company and the underwriter. The Registrable Securities so withdrawn shall also be withdrawn from registration.

           (c) Notwithstanding any other provision of this Section 4.2, if the underwriter or underwriters determine, in good faith, that marketing factors require a limitation of the number of shares to be underwritten, the underwriters may limit in their sole discretion the number of Registrable Securities and other Company Securities to be included in the registration and underwriting, subject to the terms of this Section 4.2(c). The Company shall so advise all holders of the Company's securities that would otherwise be registered and underwritten pursuant to such registration. The Holders of Registrable Securities shall have absolute priority over any other securities requested to be included in such registration and underwriting. The number of shares of such securities, including Registrable Securities, that may be included in the registration and underwriting shall be allocated in the following manner:

                  (i) first, among the Holders of Registrable Securities, in proportion, as nearly as practicable, to the respective amounts of such securities held by such holders and otherwise entitled to be included in such registration;

                  (ii) second, among holders of other securities in accordance with the terms of their respective registration rights, if any, in each case in proportion, as nearly as possible, to the respective amounts of such securities held by each such holder and otherwise entitled to be included in such registration; and

                  (iii) third, to any Company Securities proposed to be issued or sold for the account of the Company.

           (d) Notwithstanding anything to the contrary in this Section 4.2, in the event that the underwriters require that the securities included in a registration statement be cut back as set forth in the preceding paragraph (c), as a result of which the number of Registrable Securities to be included in such registration statement is less than fifty percent (50%) of the number of Registrable Securities requested to be included in such registration statement, the registration shall not be considered a Demand Registration, and shall not be counted for purposes of the limit on Demand Registrations set forth in Section 4.2(f) hereof.

           (e) Notwithstanding the foregoing, but subject to the terms of this paragraph (e), the Company shall not be obligated to effect any registration pursuant to this Section 4.2 if at the time of any request to register Registrable Securities pursuant to this Section 4.2:

                  (i) the Company is engaged, or has or is considering plans to engage, in a registered public offering;

                  (ii) the Company Board determines in good faith that the registration might adversely affect any activity, plan or proposal of the Company or any of its Affiliates, including any activity, plan or proposal with respect to any financing, acquisition, recapitalization, reorganization or other transaction;

                  (iii) the Company Board makes a good faith determination that the filing or effectiveness of a registration statement would require the disclosure of information relating to any development, event, occurrence or change in circumstance relating in any way to the Company or its business or plans, the disclosure of which might adversely affect the Company, including without limitation the business and plans of the Company; or

                  (iv) audited financial statements of the Company are not available or the Company is not then able to comply with the SEC requirements applicable to the requested registration (notwithstanding its reasonable efforts to comply).

      In the circumstances described in clauses (i), (ii), (iii) and (iv) above, the Company may, at its option, direct that such request be delayed (x) for a period not in excess of one hundred twenty (120) days from the effective date of an offering described in clause (i), (y) for such period as the Company Board determines in good faith is necessary to avoid any adverse effect on the Company's activities or planned activities or to avoid the adverse effect of any required disclosure with respect to the circumstances described in clauses (ii) and (iii), or (z) for such period as is necessary to address the circumstance or circumstances described in clause (iv), provided, that such deferrals cumulatively with respect to one (1) or more requested registrations pursuant to this Section 4.2 shall not exceed in the aggregate one hundred twenty (120) days in any one (1) year period or one hundred eighty (180) days in any two (2) year period.

           (f) In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 4.2:

                  (i) after the Company has effected three (3) Demand Registrations and such registrations have been declared or ordered effective;

                  (ii) during each period following the effective date of a registration statement effected by the Company in an underwritten offering of Common Stock, whether for its own account or for the account of others, equal to the period of any lock-up of stockholders of the Company required by the underwriting firm which was the lead manager of the offering related to the registration statement; or

                  (iii) within one hundred eighty (180) days after the effective date of any registration statement filed by the Company in response to a request pursuant to this Section 4.2.

     4.3   PIGGYBACK REGISTRATION.

           (a) If, after the first anniversary of the closing date of the IPO, the Company proposes to register any of its stock or other securities under the Securities Act in connection with the public offering of such securities solely for cash (other than a registration on Form S-8 or S-4 or a registration in which the only Common Stock being registered is Common Stock issuable upon the conversion or exercise of other securities), the Company shall give each Holder written notice of such registration promptly (which notice, to the extent reasonably practicable following the Board's determination to effect the registration, without additional burden or delay, the Company shall use reasonable efforts to mail at least thirty (30) days prior to the filing of the applicable registration statement with the SEC). Upon the written request of each Holder given within fifteen (15) days after mailing of such notice by the Company, the Company shall, subject to the limitations set forth in this Agreement, use its reasonable best efforts to include in the registration statement under the Securities Act all of the Registrable Securities that each such Holder has requested to be registered, provided, that the Company shall under no circumstances be required to delay the filing or the effectiveness of its registration statement in order to accommodate any Holders, regardless of the time of delivering of any such notice, and provided, further, that nothing in this Agreement shall prevent the Company from, at any time and for any reason, in its sole discretion, abandoning, withdrawing or delaying any such registration without obligation to any

Holder, regardless of any action whatsoever that the Holder may have taken, whether as a result of the issuance by the Company of any notice hereunder or otherwise.

           (b) Registrable Securities shall be sold in such offering only in such quantity as the managing underwriter determines, in its sole discretion, will not jeopardize the success of the offering by the Company. To the extent that the managing underwriter will not permit the registration of all of the securities sought to be registered, in the case of a registration pursuant to this Section 4.3, the Company shall so advise all holders of the Company's securities that would otherwise be registered and underwritten pursuant to such registration, and the number of shares of such securities, including Registrable Securities, that may be included shall be allocated in accordance with the following priorities:

                  (i) first, among the shares of Common Stock proposed to be included in such registration statement for the account of the Company;

                  (ii) second, pro rata among holders of Common Stock, if any, requesting inclusion in such registration statement pursuant to registration rights existing on the date of this Agreement and ranking senior to the registration rights of the Holders of Registrable Securities, as listed on Schedule 3 to this Agreement, to the extent required by such senior registration rights;

                  (iii) third, pro rata with respect to all Holders of Registrable Securities or holders of other Common Stock who have requested to be included in the registration pursuant to this Section 4.3 or pursuant to piggyback registration provisions of other agreements that rank pari passu with the piggyback rights provided hereunder, in proportion to the number of shares owned by each such holder; and

                  (iv) fourth, among holders of any other Common Stock, in accordance with the terms of their respective registration rights, if any, in proportion to the number of shares owned by each such holders.

The respective ownership percentages of any holder for purposes of prorating any underwriting cutback or participation under this Section 4.3 shall be measured as of the date of the determination of the final terms of the offering covered by the registration statement for which such ownership percentages are being calculated.

           (c) In connection with any offering involving an underwriting under this Section 4.3, the Company shall not be required to include any Holder's securities in such underwriting unless such Holder accepts the underwriters selected by the Company and the proposed pricing and other terms of the underwriting as agreed upon between the Company and the underwriters (all in the Company's sole discretion) and executes an underwriting agreement with such underwriters containing such provisions as may be required by such underwriters.

      4.4  OBLIGATIONS OF THE COMPANY.

      Whenever required under this Section 4 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

           (a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred eighty (180) days or such shorter period as required until the distribution contemplated in the registration statement has been completed, provided, that the Company shall have the right to suspend the effectiveness of the registration statement and by notice to the Holders to require the Holders to cease using any related prospectus if at any time:

                  (i) the SEC or any other Governmental Authority issues any stop order suspending the effectiveness of the registration statement or qualification of the Registrable Securities or initiates or threatens to initiate any proceedings for that purpose, provided, that the Company shall use its reasonable best efforts to obtain the withdrawal of any such stop order as soon as reasonably practicable;

                  (ii) any event happens that requires the making of any changes in the registration statement or the related prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, provided, that the Company shall use its reasonable best efforts to make such required changes as soon as practicable; or

                  (iii) the Company determines, in its judgment, that it is advisable to suspend use of the related prospectus for valid business reasons including, among other things, the acquisition or divestiture of assets, public filings with the SEC, pending corporate developments and similar events, provided, that the maximum period of suspension in connection with the circumstances described in this clause (iii) that the Company may require with respect to any registration requested by the Holders during any one hundred eighty (180) day period shall be either (A) forty-five (45) days, with respect to any registration which was deferred by the Company pursuant to Section 4.2(e) above, or (B) ninety (90) days, with respect to any registration with respect to which the Company did not exercise any such deferral rights; and provided, further, that if the Company has exercised any deferral rights pursuant to Section 4.2(e) above with respect to any registration, then the Company may not suspend such registration in connection with the circumstances described in this clause
      (iii) until at least sixty (60) days shall have passed since the effective date of the applicable registration statement;

and provided, further, that the maximum period of one hundred eighty (180) days specified above shall be extended for a period of time equal to the period of the suspension of the effectiveness of the registration statement as provided above.

           (b) Notwithstanding the foregoing, if applicable rules under the Securities Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (x) includes any prospectus required by Section 10(a)(3) of the Securities Act or (y) reflects facts or events representing material or fundamental change in the information set forth in the registration statement, the Company may incorporate by reference information required to be included in clauses (x) and (y) above to the extent such information is contained in periodic reports filed pursuant to
Section 13 or 15(d) of the Exchange Act in the registration statement.

           (c) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary during the period specified in the preceding paragraph (a) to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

           (d) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

           (e) Use its reasonable best efforts to register or qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Holders, provided, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business, subject itself to taxation or to file a general consent to service of process in any such jurisdictions.

           (f) Notify each Holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the Company's becoming aware that the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing and, at the request of any such Holder, prepare and furnish to such Holder a reasonable number of copies of an amendment to such registration statement or related prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, the prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

           (g) Notify each Holder of Registrable Securities covered by such registration statement at any time:

                  (i) of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement or any order preventing the use of the related prospectus, or the initiation or any threats of any proceedings for such purposes, in each case of which the Company is aware; and

                  (ii) of the receipt by the Company of any written notification of the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or any threats of any proceeding for that purpose.

           (h) Use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and as soon as reasonably practicable make available to its stockholders an earnings statement which shall satisfy the provisions of Section 11(a) of the Securities Act, provided, that the Company shall be deemed to have complied with this paragraph if it has complied with Rule 158 under the Securities Act.

           (i) If the registration is an underwritten registration, enter into a customary underwriting agreement and in connection therewith:


                  (i) make such representations and warranties to the underwriters in form, substance and scope as are customarily made by issuers to underwriters in comparable underwritten offerings;

                  (ii) use reasonable efforts to obtain opinions of counsel to the Company, addressed to the underwriters, and covering the matters customarily covered in opinions requested in comparable underwritten offerings;

                  (iii) use reasonable efforts to obtain "cold comfort" letters and bring-downs thereof from the Company's independent certified public accountants, addressed to the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters by independent accountants in connection with underwritten offerings; and

                  (iv) deliver such documents and certificates as may be reasonably and customarily requested by the managing underwriters and as may be reasonably available to the Company to evidence compliance with clause (f) above and with any customary conditions contained in the underwriting agreement.

           (j) Cooperate with the Holders of Registrable Securities covered by such registration statement and the managing underwriter or underwriters or agents, if any, to facilitate the timely preparation and delivery of certificates (in such denominations as the Holders may reasonably request) representing the securities to be sold under such registration statement.

           (k) Use its reasonable best efforts in cooperation with the underwriters to list such Registrable Securities on each securities exchange on which similar securities issued by the Company are then listed.

           (l) Provide a transfer agent and registrar for all Registrable Securities covered by such registration and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

     4.5   CERTAIN HOLDER OBLIGATIONS.

           (a) It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 4 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company in writing (and signed by the Holder and stated to be specifically for use in the related registration statement, preliminary prospectus, prospectus or other document incident thereto) such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities. Any such information, or any comments on any such information included in a draft of a registration statement provided to a Holder for its comment, shall be provided to the Company promptly upon request by the Company.

           (b) The Company shall have no obligation with respect to any registration requested pursuant to Section 4.2 if, due to the operation of
Section 4.5(a), the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company's obligation to initiate such registration as specified in Section 4.2(a).

           (c) Each Holder shall notify the Company, at any time when a prospectus is required to be delivered under applicable law, of the happening of any event as a result of which the prospectus included in the applicable registration statement, as then in effect, with respect to information provided or confirmed by such Holder, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing. Each Holder shall immediately upon the happening of any such event cease using such prospectus. If so requested by the Company, each Holder promptly shall return to the Company any copies of any prospectus in its possession (other than permanent file copies) that contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.

           (d) Upon receipt of any notice from the Company (i) of the actual or contemplated suspension of the effectiveness of a registration statement pursuant to Section 4.4(a) above or (ii) that the Company has become aware that the prospectus (or any preliminary prospectus) included in any registration statement filed pursuant to Section 4.2 or 4.3 above, as then in effect, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, each Holder shall forthwith cease from engaging in any sale or delivery of Registrable Securities pursuant to the applicable registration statement or related prospectus until such Holder has received written notice from the

Company to the effect that such sales or deliveries may be resumed and, if applicable, the Company has delivered to the Holder a supplemental or amended prospectus. In addition, if so directed by the Company, each Holder shall deliver to the Company at the Company's expense all copies in such Holder's possession of the prospectus covering the Registrable Securities that was in effect prior to such amendment or supplement or that otherwise is requested by the Company in connection with any suspension of the effectiveness of a registration statement pursuant to Section 4.4(a) above.

     4.6  EXPENSES OF REGISTRATION.

      The Company will pay all Registration Expenses in connection with all registrations of Registrable Securities pursuant to this Agreement, and each Holder shall pay (x) any fees or disbursements of counsel to such Holder (other than the fees or disbursements of a single counsel to the Holders, which shall be paid by the Company) and (y) all underwriting discounts and commissions and transfer taxes, if any, and documentary stamp taxes, if any, relating to the sale or disposition of such Holder's Registrable Securities pursuant to the registration statement. The Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 4.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating Holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one Demand Registration pursuant to Section 4.2. Notwithstanding the foregoing, each Holder shall pay such Registration Expenses which such Holder is required to pay under applicable law.

     4.7 DELAY OF REGISTRATION.

     No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this
Section 4.

     4.8 INDEMNIFICATION.

     In the event any Registrable Securities are included in a registration statement under this Section 4:

         (a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Securities Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or the Exchange Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"):

                  (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto;

                  (ii) the omission or alleged omission to state in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, a material fact required to be stated therein, or necessary to make the statements therein not misleading; or

                  (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law applicable to the Company;

and the Company will pay to each such Holder, underwriter or controlling person, as incurred, any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, that the indemnity agreement contained in this
Section 4.8(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), and provided, further, that the Company shall not be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person and provided, further, that the Company shall not be liable to any Person who participates as an underwriter in the offering or sale of Registrable Securities or to any other Person, if any, who controls such underwriter within the meaning of the Securities Act, in any such case to the extent that such loss, claim, damage, liability or action arises out of such Person's failure to send or give a copy of the final prospectus, as the same may be then supplemented or amended, to the Person asserting an untrue statement or alleged untrue statement or omission or alleged omission at or prior to the written confirmation of the sale of Registrable Securities to such Person if such statement or omission was corrected in the final prospectus.

         (b) To the extent permitted by law, each selling Holder will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation specified in clause (i) or (ii) of the definition thereof, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration, and each such Holder will pay, as incurred, any legal or other expenses reasonably incurred by any Person intended to be indemnified pursuant to this Section 4.8(b), in connection with investigating or defending any such loss, claim, damage, liability or action, provided, that the indemnity agreement contained in this Section 4.8(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld), and provided, further, that in no event shall any indemnity under this Section 4.8(b) exceed the net proceeds from the offering received by such Holder.

           (c) Promptly after receipt by an indemnified party under this Section
4.8 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 4.8, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel selected by the indemnifying party (but subject to the reasonable approval of the indemnified party), provided, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 4.8, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 4.8.

           (d) If the indemnification provided for in this Section 4.8 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and of the indemnified party, on the other, in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each Holder agree that it would not be just and equitable if contribution pursuant to this Section 4.8 were determined solely by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this paragraph. Notwithstanding the provisions of this Section 4.8(d), an indemnified party shall not be required to contribute any amount in excess of the amount by which the net proceeds received by such indemnified party or its affiliated indemnified party in the offering exceeds the amount of any damages which such indemnified party, or its affiliated indemnified party, has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

           (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

           (f) The obligations of the Company and the Holders under this Section
4.8 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 4, and otherwise.

     4.9   ASSIGNMENT OF REGISTRATION RIGHTS.

     The rights to cause the Company to register Registrable Securities pursuant to this Section 4 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities who (i) receives such Registrable Securities pursuant to a transfer made in compliance with this Agreement and any other restrictions on transfer imposed by law and (ii) after such assignment or transfer, holds at least twenty percent (20%) of the shares of the aggregate Registrable Securities purchased by the Purchaser or any of its Affiliates pursuant to the Master Agreement or as permitted by this Agreement (determined on an as-converted basis), provided, that: (x) the Company is, promptly after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (y) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of Sections 4 and 6 of this Agreement; and (z) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act.

     4.10  TERMINATION OF REGISTRATION RIGHTS.

     The right of any Holder to request registration pursuant to Section 4.2 or inclusion in any registration pursuant to Section 4.3 shall terminate at such time as all Registrable Securities held or entitled to be held upon conversion by such Holder may immediately be sold under Rule 144 or any similar rule or regulation hereafter adopted by the SEC during any ninety (90) day period.

     4.11  RULE 144.

           (a) Following the consummation of the IPO, the Company shall file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder, all to the extent required from time to time to enable the Holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144, as such Rule may be amended from time to time, or (ii) any similar rule or regulation hereafter adopted by the SEC.

           (b) Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

     4.12  NO CONFLICTING AGREEMENTS.

     The Company will not hereafter enter into any agreement with respect to its securities which would constitute a violation by the Company of, or prevent the Company from performing, its obligations to Holders under this Section 4. Without limiting the generality of the foregoing, the Company will not after the date hereof grant to any other Person piggyback registration rights superior in priority to the piggyback registration rights granted to the Purchaser in
Section 4.3 hereof.

     4.13  REMEDIES.

     The Holders of Registrable Securities, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of their rights under this Section 4. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Section 4 and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

5.   DESIGNATED EMPLOYEES.

     5.1   RIGHT TO DESIGNATE.

     Until the earlier of (i) the date the Purchaser and its Affiliates collectively shall cease to own beneficially Company Securities at least equal to the Ownership Threshold (but not less than three (3) years from the Closing
Date), or (ii) the termination or expiration of the Outside Service Provider Agreement, the Purchaser shall have the right to designate up to a maximum of three employees (the "Designated Employees") to be employed by the Company pursuant to this Section 5, who shall have suitable experience and be reasonably satisfactory to the Company, provided, that if the Purchaser and its Affiliates collectively cease to own beneficially Company Securities at least equal to the

Ownership Threshold as a result of a sale of Company Securities by the Purchaser and its Affiliates pursuant to an Acquisition Transaction, then such right shall continue until the termination or expiration of the Outside Service Provider Agreement. One Designated Employee shall serve as an Assistant Vice President or equivalent and the other Designated Employees shall serve as a director or manager or the equivalent. Such Designated Employees shall have such substantive responsibilities as the Company and the Purchaser may from time to time agree.

     5.2   ACCESS TO INFORMATION; CONFIDENTIALITY.

     The Designated Employees shall perform the normal roles and responsibilities and have normal access to information required for the performance of their responsibilities to the Company, provided, that the Designated Employees shall have no access to Company customer data. Each Designated Employee, as a condition to his or her employment by the Company, shall execute a proprietary information and assignment agreement in the form used by the Company for its employees generally, and shall be entitled following termination of such employment to utilize, but only to the extent permitted by such agreement and the procedures referred to below, the general knowledge, skill and experience, ideas, concepts, techniques, and know-how possessed by such Designated Employees prior to or acquired during the course of such employment. In addition, each Designated Employee shall be subject to the procedures for the protection of certain information of the Company, as set forth in Exhibit B hereto.

     5.3   STATUS OF DESIGNATED EMPLOYEES; EXPENSES.

     The Company shall be responsible for the normal compensation expenses of the Designated Employees, determined at the ordinary compensation levels of the Company for its employees generally (excluding participation in the Company's stock incentive plans, other than the Company's Employee Stock Purchase Plan), and shall afford to the Designated Employees the same benefits as are provided to similarly situated employees of the Company. The Purchaser shall be solely responsible for, and shall indemnify and hold the Company harmless from and against any claims for, the payment of any taxes or governmental charges of any kind with respect to any such Designated Employees, other than normal income taxes imposed in the U.S. and required to be withheld by an employer. The Designated Employees shall, at the Company's expense, be provided with office space and standard office equipment at the Company's facilities to the extent reasonably necessary for them to carry out their intended purposes as described in this Section 5.

     5.4   PURPOSE OF DESIGNATED EMPLOYEES.

     Without limiting the obligations of the Designated Employees pursuant to
Section 5.2 hereof, the Company and the Purchaser acknowledge that the Designated Employees will be secunded to the Company in support of the Company's and the Purchaser's relationship and operations under the Outside Service Provider Agreement, and so that they may gain knowledge of the operation of network operations, network engineering and service provisioning services as conducted by the Company, with a view to enabling the Purchaser to provide such services to its customers.

6.   RESTRICTIVE LEGEND.

     6.1   LEGEND.

     All certificates representing the Company Securities deliverable to the Purchaser pursuant to the Master Agreement or otherwise acquired by the Purchaser or any of its Affiliates (including, without limitation, any shares of Common Stock acquired upon the conversion of any Junior Preferred Stock purchased pursuant to the Master Agreement) (collectively, the "Purchaser Shares"), and any certificates subsequently issued with respect thereto or in substitution therefor, shall bear a legend substantially as follows, in addition to any legend the Company determines is required pursuant to any applicable Requirement of Law:

     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT COVERING SUCH SECURITIES OR THE ISSUER RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT TO THE EFFECT THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE.

     THE SHARES REPRESENTED BY THIS CERTIFICATE ARE FURTHER SUBJECT TO CERTAIN RESTRICTIONS RELATING TO TRANSFER, VOTING AND OTHER MATTERS SPECIFIED IN THE INVESTMENT AGREEMENT DATED AS OF APRIL 7, 1998, A COPY OF WHICH IS ON FILE AT THE OFFICE OF THE CORPORATE SECRETARY OF THE ISSUER.

     6.2   STOP TRANSFER ORDER.

     The Company, at its discretion, may cause a stop transfer order to be placed with its transfer agent(s) with respect to the certificates for the Purchaser Shares.

     6.3   REMOVAL OF LEGENDS.

     The legend set forth in Section 6.1 above and any stop transfer orders shall be removed, and the Company shall issue certificates without such legends, with respect to any Purchaser Shares transferred in any Transfer permitted by the terms of this Agreement with respect to which (i) the Company has received an opinion from counsel to the Purchaser or its Affiliates, as the case may be, in form and substance and from counsel reasonably satisfactory to the Company, that the Purchaser Shares so Transferred will cease to be "restricted securities" within the meaning of Rule 144 following such

Transfer, and (ii) the provisions of this Agreement provide that the transferee of such Purchaser Shares will not be subject to the restrictions of this Agreement.

7.   CONFIDENTIAL TREATMENT OF CONFIDENTIAL INFORMATION.

     7.1   PROTECTION OF CONFIDENTIAL INFORMATION.

           (a) In the event any Covered Person (as defined below) (the "Receiving Party") obtains from any other Covered Person or the Company (the "Disclosing Party") any Confidential Information (as defined below), the Receiving Party (subject in the case of the Designated Employees to Section 5.2 hereof): (i) shall treat all such Confidential Information as confidential; (ii) shall use such Confidential Information only for the purposes contemplated in this Agreement; (iii) shall protect such Confidential Information with the same degree of care as the Receiving Party uses to protect its own proprietary information against public disclosure, but in no case with less than reasonable care; and (iv) shall not disclose such Confidential Information to any third party except to such employees and agents of the Receiving Party who need to know such Confidential Information for the purpose of effectuating this Agreement and who have been informed of and have agreed to protect the confidential nature of such Confidential Information (and the Receiving Party shall be responsible for compliance by such employees and agents with such agreement).

           (b) "Confidential Information" shall mean technical and business information relating to the Company's intellectual property rights, trade secret processes or devices, techniques, data, formula, inventions (whether or not patentable) or products, research and development (including research subjects, methods and results), production, manufacturing and engineering processes, computer software, costs, profit or margin information, pricing policies, confidential market information, finances, customers, distribution, sales, marketing and production and future business plans and any other information of a "confidential" nature, specifically including, without limitation, any information that is identified orally or in writing by the Company to be confidential, or that the Receiving Party should reasonably understand under the circumstances to be a trade secret or information of a similar nature, provided, that Confidential Information shall not include any such information which: (i) was in the public domain on the date hereof or comes into the public domain other than through the fault or negligence of the Receiving Party; (ii) was lawfully obtained by the Receiving Party from a third party without breach of this Agreement and otherwise not in violation of the Disclosing Party's rights;
(iii) was known to the Receiving Party at the time of disclosure of such Proprietary Information to the Receiving Party by the Disclosing Party and the Receiving Party was not, at such time, subject to any confidentiality obligation with respect thereto; or (iv) was independently developed by the Receiving Party without making use of any Proprietary Information of the Disclosing Party.

           (c) "Covered Person" shall mean the Purchaser or any Person (other than the Company) that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the Company or the Purchaser, any officer, director, controlling person, partner, employee, representative or agent of the Purchaser or any of its Affiliates (other than the Company), any director, officer, employee or agent of the Company or any of its Affiliates, or any person who was, at the time of the act or omission in question, such a Person.

           (d) "Affiliate" shall mean, with respect to any specified Person, a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, the Person specified.

     7.2  RETURN OF CONFIDENTIAL INFORMATION.

     Upon the Disclosing Party's request at any time, the Receiving Party shall:
(i) return to the Disclosing Party or destroy all documents (including any copies thereof) embodying the Disclosing Party's Confidential Information and
(ii) certify in writing to the Disclosing Party, within ten (10) days following the Disclosing Party's request, that all such Confidential Information has been returned or destroyed.

     7.3   EQUITABLE REMEDIES.

     The parties acknowledge that the extent of damages in the event of the breach of any provision of this Section 7 would be difficult or impossible to ascertain, and that there will be available no adequate remedy at law in the event of any such breach. Each party therefore agrees that in the event it or any Covered Person employed by or affiliated with it breaches any provision of this Section 7, the aggrieved party (including, without limitation, the Company) will be entitled to injunctive or other equitable relief, in addition to any other relief to which it may be entitled.

8.   OTHER AGREEMENTS.

     8.1   NONSOLICITATION.

     Unless otherwise agreed in writing, until the date three (3) years following the date on which the Purchaser and its Affiliates no longer own any Company Securities, the Purchaser shall not solicit, or allow its Affiliates to solicit, for hire any employees of the Company or any of its Affiliates (other than the Purchaser) ("Restricted Employees"), other than employees serving strictly clerical roles. The phrase "solicit for hire" shall not include general advertisements or other similar solicitations that are not specifically directed at such Restricted Employees.

     8.2   FURTHER ASSURANCES.

     Each party shall execute and deliver such additional instruments, documents or other writings as may be reasonably requested by the other party in order to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

9.   TERMINATION.

     9.1   TERMINATION.

     This Agreement (i) may be terminated at any time prior to the Closing by the written agreement of the Purchaser and the Company and (ii) shall terminate automatically upon any termination prior to the Closing of the Master Agreement.

     9.2  EFFECT OF TERMINATION.

     Except for the obligations of Sections 7 and 8.1, this Section 9 and
Section 11, if this Agreement shall be terminated pursuant to the preceding
Section 9.1, all obligations, representations and warranties of the parties hereto under this Agreement shall terminate and there shall be no liability of any party hereto to any other party hereto pursuant to the terms hereof, provided, that nothing in this Section 9 shall relieve any party for breach of any warranty, covenant or agreement herein or in any other Transactional Agreement.

10.  SUCCESSORS AND ASSIGNS.

     10.1  SUCCESSORS AND ASSIGNS.

     Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto. Except as otherwise expressly provided herein, neither party may assign any of its rights or obligations hereunder without the written consent of the other party hereto.

     10.2  NOVATION.

           (a) From and after the date of this Agreement, the Purchaser shall have the right, with or without the consent of the Company, to assign all of its rights and obligations under this Agreement (other than its obligations pursuant to this Section 10, except in the circumstances and subject to the conditions described in Section 10.2(b)), effecting a novation, to a direct or indirect wholly-owned subsidiary of the Purchaser (the "Assignee"), provided, that any such assignment shall only be made in conjunction with an assignment by the Purchaser to the same transferee of its rights and obligations under the Master Agreement, pursuant to Section 7 of the Master Agreement. Such assignment shall become effective immediately upon notification by the Purchaser to the Company of such assignment.

           (b) In the event of a transfer of the rights and obligations of the Purchaser under this Agreement pursuant to a statutory reorganization of the Purchaser prescribed in the Supplementary Provisions to the Law Concerning Partial Amendment to the Nippon Telegraph and Telephone Corporation Law (Law No. 98 of 1997) (the "Amendment"), the Purchaser shall ensure that all the rights and obligations of the Purchaser under this Agreement and the ownership of the Purchaser Shares are transferred to the said successor entity without any dilution or adverse effect on the enforceability of such obligations. Subject to the aforesaid, the Company: (i) agrees that such a reorganization by itself shall not constitute a default by the Purchaser or any successor entity of the Purchaser under this Agreement and shall not constitute grounds for termination of this Agreement by any of such parties; (ii) anything to the contrary herein notwithstanding, consents to the transfer of all the rights and obligations of the Purchaser under this Agreement (including, without limitation, its obligations pursuant to Sections 10.3 and 10.4 hereof) to a successor entity as part of such reorganization; (iii) consents to the transfer of the Purchaser Shares to a successor entity as part of such reorganization; and (iv) anything to the contrary herein or elsewhere notwithstanding, agrees to absolutely and irrevocably release the Purchaser from its obligations under this Agreement and the other Transactional Agreements upon such reorganization, provided, in each case, that the successor entity shall be subject to the terms and conditions of this Agreement and the other Transactional Agreements, including, without limitation, the representations and warranties of the Purchaser herein and in the other Transactional Agreements, and shall deliver to the Company a written agreement to such effect, in form and substance reasonably satisfactory to the Company, and provided, further, in each case, that the successor entity is either one of the Regional Companies or the Long Distance Company currently contemplated in the Amendment.

     10.3  GUARANTEE.

           (a) The Purchaser hereby absolutely, unconditionally and irrevocably guarantees (i) the full and complete performance by each Assignee and each Purchaser Party Affiliate of all covenants and obligations to be performed by it under this Agreement, the Master Agreement and all other Transactional Agreements, and (ii) the payment of any and all damages, losses, claims, demands, recoveries, deficiencies, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) which the Company or any of its successors, assigns or Affiliates may suffer or incur in connection with, resulting from or arising out of any breach by any Assignee or any Purchaser Party Affiliate of any such covenants and obligations, which guarantee shall be effective from and after the date hereof or, in the case of any Assignee, automatically upon the related assignment pursuant to Section 10.2(a).

           (b) Without limiting the generality of the preceding paragraph (a), the Purchaser agrees that, in the event that any Assignee or any Purchase Party Affiliate fails to perform any of its duties and obligations under this Agreement or any of the other Transactional Agreements, and monetary claims by the Company or any of its successors, assigns or Affiliates arising out of or with respect to such failure to perform have been determined (by any judgment of a court, by an arbitral award, by execution of a settlement agreement or by final resolution under the terms of the relevant Transactional Agreement) to be payable to the Company or any such successor, assign or Affiliate ("Payment Determination"), then the Purchaser shall promptly pay over to the Company or such successor, assign or Affiliate all of the amounts so determined to be due to it within thirty (30) days after such Payment Determination, if and to the extent that the Assignee or the Purchaser Party Affiliate, as applicable, shall have failed to pay such amounts within such time period. The Purchaser agrees that it will pay and perform all obligations of the Assignee or the Purchaser Party Affiliate, as applicable, established through any Payment Determination made as a result of any litigation, arbitration or other proceeding, even though such litigation, arbitration or any other proceeding may be appealed or is appealable by the Purchaser, the Assignee or the Purchaser Party Affiliate.

           (c) In addition to all other amounts to which it may be entitled hereunder, in the event that the Company or any of its successors, assigns or Affiliates recovers any amounts from the Purchaser or any Affiliate of the Purchaser pursuant to this Section 10 or otherwise in connection with the matters giving rise to the Purchaser's guarantee obligation hereunder, the Company or any such successor, assign or Affiliate shall be entitled to recover from the Purchaser all costs and expenses (including, without limitation, court costs and reasonable attorneys' fees and expenses) incurred by the Company or any such successor, assign or Affiliate in connection with the enforcement of this Section 10 against the Purchaser and all actions or proceedings, in any way, manner or respect arising out of or relating to the enforcement by the Company of its rights under this Section 10 against the Purchaser. In the event that the Company or any of its successors, assigns or Affiliates seeks to enforce this Section 10 against the Purchaser and is finally judicially determined not to be entitled to any recovery with respect to the matter for which the Purchaser's guarantee hereunder was sought to be enforced, the Purchaser shall be entitled to recover from the Company all costs and expenses (including, without limitation, court costs and reasonable attorney's fees and expenses) incurred by the Purchaser in connection with the Purchaser's defending such enforcement action.

     10.4  CERTAIN WAIVERS AND AUTHORIZATIONS.

           In connection with any assignment by the Purchaser pursuant to
Section 10.2(a) above and the guaranty by the Purchaser pursuant to Section 10.3 above:

           (a) The Purchaser hereby irrevocably waives, to the fullest extent permitted by law: (i) all statutes of limitations defenses; (ii) any defense based upon any legal disability or any discharge or limitation of the liability of any Assignee or any Purchaser Party Affiliate, whether consensual or arising by operation of law or by any bankruptcy, reorganization, receivership, insolvency or similar debtor-relief proceeding, or from any other cause; (iii) presentment, demand, protest and notice of any kind, including, without limitation, notices of nonperformance, protest and dishonor; and (iv) any right to require the Company to proceed against any Assignee, any Purchaser Party Affiliate or any other party or to pursue any other remedy in the Company's power whatsoever.

           (b) The Purchaser's obligations under Section 10.3 shall be primary obligations and are independent of those of any Assignee or any Purchaser Party Affiliate. The Company may bring a separate action against the Purchaser, without first proceeding against any Assignee, any Purchaser Party Affiliate or any other Person and without pursuing any other remedy. The Company's rights hereunder shall not be exhausted by any action of the Company until all obligations of all Assignees and all

Purchaser Party Affiliates have been performed and there shall be no outstanding default thereunder, and all obligations of the Purchaser otherwise shall have been performed.

           (c) To the fullest extent permitted by law, the Company may at any time and from time to time, without the consent of or notice to the Purchaser, without incurring any responsibility to the Purchaser, and without impairing or releasing the obligations of the Purchaser hereunder, upon or without any terms or conditions and in whole or in part:

                  (i) exercise or refrain from exercising any rights against any Assignee or any Purchaser Party Affiliate or others or otherwise act or refrain from acting;

                  (ii) subordinate, release, settle or compromise any of the obligations of any Assignee or any Purchaser Party Affiliate;

                  (iii) consent to or waive any breach of, or any act, omission or default under, this Agreement, the Master Agreement or any other Transactional Agreements, or otherwise agree with any Assignee or any Purchaser Party Affiliate to amend, modify or supplement any such Agreements or any other instrument or agreement; or

                  (iv) substitute, add or release any one or more guarantors.

           (d) The obligations of the Purchaser hereunder shall continue to be effective if any obligations of any Assignee or any Purchaser Party Affiliate are rescinded or nullified, or any payment made thereby must otherwise be restored or returned to such party, or any trustee, receiver, custodian, liquidator or other similar officer thereof (and is so returned) upon the bankruptcy of such party or upon or as a result of the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to such party.

           (e) The obligations of the Purchaser hereunder shall continue to be effective notwithstanding any other provision hereof or any amendment or modification of this Agreement or any of the other Transactional Agreements, or any assignment or any rejection thereof which may occur in any bankruptcy or proceeding concerning any Assignee or any Purchaser Party Affiliate, whether permanent or temporary, and whether or not assented to by any of the parties to this Agreement or any of the other Transactional Agreements.

           (f) Without notice to or further assent from the Purchaser, any of the terms and conditions respecting the duties and obligations of any Assignee or any Purchaser Party Affiliate under this Agreement and the other Transactional Agreements may be waived or modified by any of such parties and the Company, and the time of payment of any amount due or the time of performance of any obligation of such parties may be compromised, settled or extended in writing by such parties and the Company.

The obligations of the Purchaser hereunder shall not be discharged or impaired or otherwise affected by (i) any extension or renewal of this Agreement or any of the other Transactional Agreements or any obligations of any Assignee or any Purchaser Party Affiliate thereunder, without notice or further assent from the Purchaser; (ii) any rescission or any waiver, amendment or modification of any of the terms or provisions of this Agreement or any of the other Transactional Agreements; (iii) any permitted assignment or delegation by the Company, or any of its successors and assigns, of its rights and obligations under this Agreement or any of the other Transactional Agreements; or (iv) any other act or thing which may or might in any manner or to any extent vary the risk of the Purchaser or which would otherwise operate as a discharge of the Purchaser as a matter of law.

11.  MISCELLANEOUS.

     11.1  INTERPRETATION.

           (a) References in this Agreement to "beneficial ownership" or beneficially own," or any derivation of such terms, shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

           (b) The various section headings are inserted for purposes of reference only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

           (c) Each party hereto acknowledges that it has been represented by competent counsel and participated in the drafting of this Agreement and the other Transactional Agreements, and agrees that any applicable rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in connection with the construction or interpretation of this Agreement and the other Transactional Agreements.

           (d) The original and controlling version of this Agreement and the other Transactional Agreements shall be the version using the English language. All translations of this Agreement or any of the other Transactional Agreements into other languages shall be for the convenience of the parties only, and shall not control the meaning or application of this Agreement or any of the other Transactional Agreements. All notices and other communications required or permitted by this Agreement or any other Transactional Agreement must be in English, and the interpretation and application of such notices and other communications shall be based solely upon the English language version thereof.

           (e) When a reference is made in this Agreement or any other Transactional Agreement to a Section, Exhibit or Schedule, such reference shall be to a Section of, Exhibit to or Schedule to this Agreement or such other Transactional Agreement, unless otherwise indicated.

     11.2  FEES AND EXPENSES.

     Each party hereto shall be solely responsible for the payment of the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement and the other Transactional Agreements, except to the extent expressly set forth in this Agreement and the other Transactional Agreements.

     11.3  GOVERNING LAW; JURISDICTION AND VENUE; WAIVER OF JURY TRIAL.

           (a) This Agreement is to be construed in accordance with and governed by the internal laws of the State of New York (as permitted by Section 5-1401 of the New York General Obligations Law (or any similar successor provision)) without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of New York to the rights and duties of the parties.

           (b) Any legal action or other legal proceeding relating to this Agreement or the enforcement of any provision of this Agreement may be brought or otherwise commenced in any state or federal court located in the County of Denver, Colorado. Each party to this Agreement:

                  (i) expressly and irrevocably consents and submits to the jurisdiction of each state and federal court located in the County of Denver, Colorado (and each appellate court located in the State of Colorado) in connection with any such legal proceeding, including to enforce any settlement, order or award;

                  (ii) agrees that each state and federal court located in the County of Denver, Colorado shall be deemed to be a convenient forum; and

                  (iii) waives and agrees not to assert (by way of motion, as a defense or otherwise), in any such legal proceeding commenced in any state or federal court located in the County of Denver, Colorado, any claim that such party is not subject personally to the jurisdiction of such court, that such legal proceeding has been brought in an inconvenient forum, that the venue of such proceeding is improper or that this Agreement or the subject matter of this Agreement may not be enforced in or by such court.

           (c) Each party hereto agrees to the entry of an order to enforce any resolution, settlement, order or award made pursuant to this Section by the state and federal courts located in the County of Denver, Colorado and in connection therewith hereby waives, and agrees not to assert by way of motion, as a defense, or otherwise, any claim that such resolution, settlement, order or award is inconsistent with or violative of the laws or public policy of the laws of the State of New York or any other jurisdiction.

           (d) The Purchaser hereby irrevocably designates Corporation Service Company, of One Civic Center Plaza, 1560 Broadway, Denver, Colorado 80202, as agent for service of process hereunder and the above named is authorized and directed to accept service of process on behalf of the Purchaser in any suit regarding the Transactions or otherwise related to this Agreement or the other Transactional Agreements.

     11.4  SPECIFIC ENFORCEMENT.

     The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific intent or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they may be entitled by law or equity.

     11.5  NO THIRD PARTY BENEFICIARIES.

     This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns and are not for the benefit of, nor may any provision hereof be enforced by, any other Person.

     11.6  ENTIRE AGREEMENT.

     This Agreement, the Master Agreement and the other Transactional Agreements, and the other documents delivered expressly hereby, constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

     11.7  SEVERABILITY.

     The provisions of this Agreement shall be severable, and any invalidity, unenforceability or illegality of any provision or provisions of this Agreement shall not affect any other provision or provisions of this Agreement, and each term and provision of this Agreement shall be construed to be valid and enforceable to the full extent permitted by law.

     11.8  AMENDMENT AND WAIVER.

           (a) This Agreement may be modified or amended at any time by the agreement of the Purchaser and the Company, provided, that without the consent of the Purchaser, the Company may (i) enter into agreements with permitted assignees pursuant to the terms of this Agreement, providing in substance that such permitted assignees will be bound by this Agreement, and (ii) amend this Agreement (A) to satisfy any requirements, conditions, guidelines or opinions contained in any opinion, directive, order, ruling or regulation of the SEC, the Internal Revenue Service or any other United States federal or state agency, or in any United States federal or state statute, and to cure any ambiguity or correct or supplement any provision of this Agreement that may be incomplete or inconsistent with any other provision contained herein, so long as any amendment under this clause (ii) does not adversely affect the investment in the Company of the Purchaser or any of its Affiliates or the rights of the Purchaser or any of its Affiliates hereunder, and provided, further, that, notwithstanding the foregoing provisions of this Section 11.8, no amendment of this Agreement shall change the provisions of this Section 11.8 without the prior written consent of the Purchaser.

           (b) No failure to exercise and no delay in exercising any right, power or privilege granted under this Agreement shall operate as a waiver of such right, power or privilege. No single or partial exercise of any right, power or privilege granted under this Agreement shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this Agreement are cumulative and are not exclusive of any rights or remedies provided by law.

     11.9  RELATIONSHIP OF THE PARTIES.

     For all purposes of this Agreement and the other Transactional Agreements, each of the parties hereto and their respective Affiliates shall be deemed to be independent entities and, anything in this Agreement or the other Transactional Agreements to the contrary notwithstanding, nothing herein shall be deemed to constitute the parties hereto or any of their respective Affiliates as partners, joint venturers, co-owners, an association or any entity separate and apart from each party itself, nor shall this Agreement or any other Transactional Agreement make any party hereto an employee or agent, legal or otherwise, of the other parties for any purposes whatsoever. This Agreement does not create or constitute, and shall not be construed as creating or constituting, a voting trust agreement under the Delaware General Corporation Law or any other applicable corporation law. None of the parties to this Agreement or any other Transactional Agreement is authorized to make any statements or representations on behalf of any other party or in any way to obligate any other party, except as expressly authorized in writing by the other parties. Anything in this Agreement or any other Transactional Agreement to the contrary notwithstanding, no party hereto or thereto shall assume nor shall be liable for any liabilities or obligations of the other parties, whether past, present or future.

     11.10 NOTICES.

     All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified; (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) two (2) days after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the parties hereto at the respective addresses set forth below, or as notified by such party from time to time at least ten (10) days prior to the effectiveness of such notice:

if to the Purchaser:                    Nippon Telegraph and Telephone
                                        Corporation
                                        Global Communications Headquarters
                                        Tokyo Opera City Tower
                                        20-2 Nishi-shinjuku 3-chome
                                        Shinjuku-ku
                                        Tokyo 163-14 Japan
                                        Attention:  Tatsuo Kawasaki
                                        Facsimile: 81-3-5353-5753

with a copy to:                         NTT America, Inc.
                                        101 Park Avenue, 41st Floor
                                        New York, NY  10178
                                        Attention:  Richard Nohe
                                        Facsimile: (212) 661-1078

and a copy to:                          Hogan & Hartson L.L.P.
                                        555 Thirteenth Street, N.W.
                                        Washington, D.C. 20004
                                        Attention:  Anthony S. Harrington
                                        Facsimile:  (202) 637-5910

if to the Company:                      Verio Inc.
                                        8005 South Chester Street
                                        Suite 200
                                        Englewood, CO  80122
                                        Attention: Carla Hamre Donelson
                                        Facsimile: (303) 708-2494

with a copy to:                         Morrison & Foerster LLP
                                        425 Market Street
                                        San Francisco, CA 94105
                                        Attention: Gavin B. Grover
                                        Facsimile: (415) 268-7522


     11.11 COUNTERPARTS.

     This Agreement may be executed in any number of counterparts, each of which shall constitute an original, but all of which together shall constitute one instrument.

     11.12 ATTORNEYS' FEES.

     If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in the first paragraph hereof.



                                        NIPPON TELEGRAPH AND
                                        TELEPHONE CORPORATION


                                        By:  /s/ JUN-ICHIRO MIYAZU
                                             --------------------------------
                                             Name: Jun-Ichiro Miyazu
                                             Title: President



                                        VERIO INC.



                                        By:  /s/ JUSTIN JASCHKE
                                             ---------------------------------
                                             Justin Jaschke
                                             Chief Executive Officer

                                    EXHIBIT A

                               CERTAIN DEFINITIONS

     Terms used in the Agreement without definition shall have the respective meanings given them in the Master Agreement. In addition, for purposes of the Agreement (including this Exhibit A) the following terms shall have the following meanings:

     ACQUISITION EVENT. "Acquisition Event" shall have the meaning specified in
Section 2.2 of the Agreement.

     ACQUISITION PROPOSAL. "Acquisition Proposal" shall have the meaning specified in Section 3.1 of the Agreement.

     ACQUISITION TRANSACTION. "Acquisition Transaction" shall mean a transaction pursuant to an Acquisition Event, a Third Party Offer or an Acquisition Proposal which has been publicly approved by the Company Board as described in Section 3.1(c) of the Agreement.

     AFFILIATE. "Affiliate" shall have the meaning specified in Section 7.1 of the Agreement.

     AMENDMENT. "Amendment" shall have the meaning specified in Section 10.2 of the Agreement.

     ASSIGNEE. "Assignee" shall have the meaning specified in Section 10.2 of the Agreement.

     BUSINESS DAY. "Business Day" shall mean any day other than a Saturday or Sunday or other day on which commercial banks in California are authorized or required by law to close.

     CHANGE OF CONTROL. "Change of Control" shall have the meaning specified in
Section 2.2 of the Agreement.

     CLASS III DIRECTOR. "Class III Director" shall have the meaning specified in Section 1.1 of the Agreement.

     CLOSING. "Closing" shall have the meaning specified in Section 1.1 of the Agreement.

     COMMON STOCK. "Common Stock" shall have the meaning specified in the Recitals to the Agreement.

     COMPANY BOARD. "Company Board" shall have the meaning specified in Section
1.1 of the Agreement.

     COMPANY SECURITIES. "Company Securities" shall have the meaning specified in the Recitals to the Agreement.

     CONFIDENTIAL INFORMATION. "Confidential Information" shall have the meaning specified in Section 7.1 of the Agreement.

     CONTROLLED AFFILIATE. "Controlled Affiliate" with respect to a Person shall mean any Affiliate of such Person that is controlled by such Person.

     COVERED PERSON. "Covered Person" shall have the meaning specified in
Section 7.1 of the Agreement.

     DEMAND REGISTRATION. "Demand Registration" shall have the meaning specified in Section 4.1 of the Agreement.

     DESIGNATED EMPLOYEES. "Designated Employees" shall have the meaning specified in Section 5.1 of the Agreement.

     DILUTED COMMON STOCK. "Diluted Common Stock" shall mean the sum of (i) the number of shares of Common Stock outstanding at the time the determination is made plus (ii) the number of shares of Common Stock issuable upon the exercise or conversion of all then outstanding rights, warrants, options, convertible securities or indebtedness, exchangeable securities or indebtedness, or other rights, exercisable for or convertible or exchangeable into, directly or indirectly, Common Stock whether at the time of issue or upon the passage of time or the occurrence of some future event.

     DISCLOSING PARTY. "Disclosing Party" shall have the meaning specified in
Section 7.1 of the Agreement.

     ENTITY. "Entity" shall mean any corporation (including any non profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, cooperative, foundation, society, political party, union, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

     EXCHANGE ACT. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     EXECUTIVE COMMITTEE. "Executive Committee" shall have the meaning specified in Section 1.4 of the Agreement.

     GOVERNMENTAL AUTHORITY. "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any Entity properly exercising executive, legislative, judicial, regulatory or administrative functions of government.



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

     HOLDERS. "Holders" shall have the meaning specified in Section 4.1 of the Agreement.

     INITIATING HOLDERS. "Initiating Holders" shall have the meaning specified in Section 4.2 of the Agreement.

     IPO. "IPO" shall mean an underwritten initial public offering of Common Stock pursuant to an effective registration statement filed by the Company under the Securities Act.

     JUNIOR PREFERRED STOCK. "Junior Preferred Stock" shall mean the Series X Junior Convertible Preferred Stock of the Company.

     LARGE SALE. "Large Sale" shall have the meaning specified in Section 3.3 of the Agreement.

     MARKET PRICE. "Market Price" shall have the meaning specified in Section
3.3 of the Agreement.

     MASTER AGREEMENT. "Master Agreement" shall have the meaning specified in the Recitals to the Agreement.

     MEDIUM SALE. "Medium Sale" shall have the meaning specified in Section 3.3 of the Agreement.

     NOTICE OF REQUEST FOR REGISTRATION. "Notice of Request for Registration" shall have the meaning specified in Section 4.2 of the Agreement.

     OPTION SHARES. "Option Shares" shall have the meaning specified in Section
3.3 of the Agreement.

     OWNERSHIP THRESHOLD. "Ownership Threshold" shall have the meaning specified in Section 1.1 of the Agreement.

     PAYMENT DETERMINATION. "Payment Determination" shall have the meaning specified in Section 10.3 of the Agreement.

     PERCENTAGE LIMITATION. "Percentage Limitation" shall have the meaning specified in Section 2.1 of the Agreement.

     PERSON. "Person" shall mean any person, Governmental Authority or Entity.

     PUBLIC DISTRIBUTION. "Public Distribution" shall mean an offering and sale of Company Securities pursuant to an effective registration statement under the Securities Act that is either: (i) a bona fide public offering that is effected through an underwriter, provided, that no sales of Company Securities are made to any Person who would immediately after such sales, to the knowledge of the Purchaser, beneficially own more



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
THE INFORMATION BELOW MARKED (*) OR (***) HAS BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED PORTIONS HAVE BEEN SEPARATELY FILED WITH THE COMMISSION.


than (*) percent ((*)%) of the outstanding Common Stock, and provided, further, that if any such Person (A) is a 13G Eligible Person and (B) is not otherwise known to the Purchaser to be purchasing such securities with the intent of gaining or exercising control over the Company, then the percentage limitation described in the preceding proviso may be waived with the prior written consent of the Company, which consent will not be unreasonably withheld (it being understood that the Company may withhold consent to a Transfer to a 13G Eligible Person where, among other things, such Person is of a type which is reasonably likely to Transfer the Company Securities to a Person who may have the intent of gaining or exercising control over the Company); or (ii) any other such offering and sale pursuant to which, to the knowledge of the Purchaser, no Person is purchasing more than (*) percent ((*)%) of the outstanding Common Stock or will beneficially own more than (*) percent ((*)%) of the outstanding Common Stock as a result of such distribution or otherwise is purchasing such securities with the intent of gaining or exercising control over the Company.

     PURCHASER BOARD DESIGNEE. "Purchaser Board Designee" shall have the meaning specified in Section 1.1 of the Agreement.

     PURCHASER BOARD NOMINEE. "Purchaser Board Nominee" shall have the meaning specified in Section 1.2 of the Agreement.

     PURCHASER BOARD OBSERVER. "Purchaser Board Observer" shall have the meaning specified in Section 1.3 of the Agreement.

     PURCHASER EXECUTIVE COMMITTEE OBSERVER. "Purchaser Executive Committee Observer" shall have the meaning specified in Section 1.4.

     PURCHASER PARTY AFFILIATE. "Purchaser Party Affiliate" shall mean any Affiliate of the Purchaser that is a party to a Transactional Agreement.

     PURCHASER SHARES. "Purchaser Shares" shall have the meaning specified in
Section 6.1 of the Agreement.

     RECEIVING PARTY. "Receiving Party" shall have the meaning specified in
Section 7.1 of the Agreement.

     REGISTRABLE SECURITIES. "Registrable Securities" shall have the meaning specified in Section 4.1 of the Agreement.

     REGISTRATION EXPENSES. "Registration Expenses" shall mean any and all out-of-pocket expenses incident to the Company's performance of or compliance with Section 4 of the Agreement, including, without limitation, (i) all SEC, National Association of Securities Dealers, Inc. and securities exchange registration and filing fees, (ii) all fees and expenses of complying with state securities or blue sky laws (including reasonable fees and disbursements of counsel for any underwriters in connection with blue sky qualifications of the Registrable Securities), (iii) all printing, messenger and delivery expenses,
(iv) all fees and expenses incurred in connection with the listing of the



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

Registrable Securities on any securities exchange or automated quotation system,
(v) the fees and disbursements of counsel for the Company and of its independent public accountants, (vi) the reasonable fees and expenses of any special experts retained by the Company in connection with the requested registration, (vii) the reasonable fees and expenses of a single counsel to the Holders and (viii) out-of-pocket expenses of underwriters customarily paid by the issuer to the extent provided for in any underwriting agreement, but excluding (x) underwriting discounts and commissions, transfer taxes, if any, and documentary stamp taxes, if any, and (y) any fees or disbursements of counsel to the Holders or any Holder (other than a single counsel to the Holders).

     REQUIREMENTS OF LAW. "Requirements of Law" shall mean, as to any Person, the certificate of incorporation and bylaws or other organizational or governing documents of such Person, and all federal, state, local and foreign laws, rules and regulations, including, without limitation, securities, antitrust, communications, licensing, health, safety, labor and trade laws, rules and regulations, and all orders, judgments, decrees and other determinations of any Governmental Authority or arbitrator, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

     RESTRICTED EMPLOYEES. "Restricted Employees" shall have the meaning specified in Section 8.1 of the Agreement.

     RIGHT OF FIRST OFFER NOTICE. "Right of First Offer Notice" shall have the meaning specified in Section 3.3 of the Agreement.

     RULE 144. "Rule 144" shall have the meaning specified in Section 4.1 of the Agreement.

     RULE 144 TRANSACTION. "Rule 144 Transaction" shall mean a transfer of Company Securities pursuant to Rule 144.

     SALE NOTICE. "Sale Notice" shall have the meaning specified in Section 3.3 of the Agreement.

     SECURITIES ACT. "Securities Act" shall mean the Securities Act of 1933, as amended.

     SEC. "SEC" shall mean the Securities and Exchange Commission.

     SIGNIFICANT TRANSFER. "Significant Transfer" shall have the meaning specified in Section 3.3 of the Agreement.

     SMALL SALE. "Small Sale" shall have the meaning specified in Section 3.3 of the Agreement.

     STANDSTILL PERIOD. "Standstill Period" shall have the meaning specified in
Section 2.1 of the Agreement.

     THIRD PARTY OFFER. "Third Party Offer" shall have the meaning specified in
Section 2.2 of the Agreement.

     13G ELIGIBLE PERSON. "13G Eligible Person" shall mean any Person (i) who is eligible to report its beneficial ownership of (or will or would be eligible upon acquisition of) equity securities of the Company (including Common Stock) on Schedule 13G under the Exchange Act and (ii) without limiting the foregoing, with respect to whom clause (i) of paragraph (b)(1) of Rule 13d-1 under the Exchange Act is true and correct.

     TRANSACTIONS. "Transactions" shall mean all of the transactions contemplated by the respective Transactional Agreements, including, without limitation, the issuance of the Purchased Shares by the Company to the Purchaser in accordance with the Master Agreement.

     TRANSFER. "Transfer" shall have the meaning specified in Section 3.1 of the Agreement.

     VIOLATION. "Violation" shall have the meaning specified in Section 4.8 of the Agreement.

     VOTING SECURITIES. "Voting Securities" shall mean (i) the Common Stock and any other securities (including voting preferred stock) issued by a company which are entitled to vote generally for the election of directors or other governing body of the company, whether currently outstanding or hereafter issued, and (ii) all rights, warrants, options, convertible securities or indebtedness, exchangeable securities or indebtedness, or other rights, exercisable for or convertible or exchangeable into, directly or indirectly, Common Stock or any such securities, whether at the time of issue or upon the passage of time or the occurrence of some future event.



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